Exhibit (16)
                              Arthur Andersen
                          101 Eisenhower Parkway
                          Roseland NJ 07068-1099


March 13, 1998



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington DC  20549

Dear Sirs:

We have read Item 4 included in Form 8-KA dated March 13, 1998 of Computer Transceiver Services, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

s/ Arthur Andersen LLP



cc:      Ronald C. Byer, Vertex Industries, Inc.

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